                                LEASE AGREEMENT

                                    BETWEEN

                             S. D. WARREN COMPANY

                                  AS LANDLORD

                                      AND

                        SPINNAKER COATING - MAINE, INC.

                                   AS TENANT

                            FOR PREMISES LOCATED AT

                               WESTBROOK, MAINE
                         PRESSURE SENSITIVE SITE LEASE



                            DATED:  March 17, 1998

                                                                         3/13/98
--------------------------------------------------------------------------------

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, made as of the 17th day of March, 1998
(hereinafter, the "Effective Date"), is by and between S. D. WARREN COMPANY, a Pennsylvania corporation with a place of business in Westbrook, Maine (hereinafter referred to as "Landlord") and SPINNAKER COATING - MAINE, INC., a Delaware corporation with a place of business at Westbrook, Maine (hereinafter referred to as "Tenant").

     FOR AND IN CONSIDERATION of the mutual promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, upon the terms and provisions of this Lease the following:

     (a) That certain parcel of land containing approximately 151,226 square feet of land area in the City of Westbrook, Maine (the "Land") shown and labeled as the "Proposed Long Term Lease Lot" on the site plan entitled "Buildings and Grounds Civil Site Plan Spinnaker Lot," prepared by Daniel R. Laflin, Sebago Technics, dated February 12, 1998, last revised March 3, 1998, a reduced photocopy of which is attached hereto as EXHIBIT A (the "Site Plan"), the Land being more particularly described on EXHIBIT B attached hereto, and being a portion of the S. D. Warren facility in Westbrook, Maine as shown on the plan entitled "Building & Grounds Civil, Mill Buildings Plan, S. D. Warren Co. Drawing # CB-57863, which S. D. Warren facility is more particularly described in the Mortgage from S.D. Warren Company to Chemical Bank dated December 20, 1994 and recorded in the Cumberland County Registry of Deeds in Book 11764, Page 144 (the "Westbrook Facility") together with

     (b)  The buildings and improvements located on the Land (the
     "Buildings"), the Buildings including without limitation the Building known as Building 109, 20 Re-Winder, the Building known as Building 110, 76 Coater Bldg., and the Solvent Storage and the Solvent Unloading areas, as shown on the Site Plan;

     (c) The easements, rights of way, covenants, restrictions and other terms and provisions of a certain Declaration of Reciprocal Easements, Restrictions and Covenants, executed this date between Landlord and Tenant and recorded in said Registry on an even date herewith (the "Reciprocal Easements"), as the Reciprocal Easements are applicable to the Tenant, the Land and the Buildings (the "Tenant Easements");

(the Land, the Buildings and the Tenant Easements being collectively referred to as the "Demised Premises");

     EXCEPTING AND RESERVING to Landlord, its successors and assigns, the easements, rights of way, covenants, restrictions and other terms and provisions of the Reciprocal Easements, as the Reciprocal Easements are applicable to the Landlord and Landlord's Warren Facility as defined therein (the "Landlord Easements");

     SUBJECT TO THE OPERATION AND EFFECT of all governmental laws, ordinances, rules, regulations, codes, or orders now or hereafter affecting the Demised Premises and to the Permitted Exceptions to Title as hereinafter defined.

     UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

     1.   TERM OF LEASE.

     (a) The term of the Lease (the "Term") shall be for a period of ninety-nine (99) years, commencing as of the date hereof (the "Commencement Date").

     (b) This Lease shall terminate at the end of the Term without the necessity of any notice. Tenant shall at its expense, at or prior to the expiration of the Term or any earlier termination of this Lease, (i) promptly surrender to Landlord possession of the Demised Premises (including any fixtures or other improvements) in compliance with all governmental laws, ordinances, rules, regulations, codes, or orders as then affecting the Demised Premises.

     2.   RENT.

     (a) As rent for the Demised Premises, Tenant covenants and agrees to pay to Landlord, the Base Rent as hereinafter provided, and any and all other sums of money that are required under the terms of this Lease to be paid by Tenant (which sums, together with the Base Rent are referred to herein as "Rent"). All payments of Rent shall be payable without setoff or deduction, in lawful money of the United States of America to Landlord, at Landlord's notice address as set forth in Section 17 of this Lease, or at such other place as Landlord may from time to time designate in writing. The Base Rent has been paid by Tenant upon the execution of this Lease in one installment in the amount of $99.00 which shall be the total amount of Base Rent for the Term.

     (b) The phrase "Lease Year" shall mean, for the first Lease Year, the period beginning on the Commencement Date and ending at the end of the last calendar day of the twelfth (12th) full calendar month following the Commencement Date; and for Lease Years after the first Lease Year, the twelve month period beginning with the next day following the expiration of the preceding Lease Year.

      3.   REAL ESTATE TAXES, UTILITIES AND OTHER OPERATING COSTS.

     (a) Tenant and Landlord acknowledge that they have entered into a separate agreement entitled "Site Separation and Services Agreement," dated as of same date as the Effective Date of this Lease (the "Site Agreement"), which Site Agreement provides for the delivery of certain services in connection with the operation of the Pressure Sensitive Business on the Demised Premises for certain periods of time as therein set forth. Except as otherwise provided in the Site Agreement, Tenant shall arrange to have furnished to the Demised Premises public water, electrical service, public sewer, year-round ventilation, and air conditioning and heat during the seasons when they are required and any and all other services and utilities required in connection with Tenant's use of the Demised Premises. Except as otherwise provided in the Site Agreement, the cost of utility services provided to the Demised Premises shall be paid by Tenant.

     (b) Tenant shall pay, as and when due, all of the real estate taxes and other assessments and charges levied against or in respect of the Demised Premises, excepting the Tenant Easements, together with all interest and penalties thereon.Landlord and Tenant each shall have the right to review or contest such real estate taxes on the Demised Premises by appropriate proceedings, instituted and conducted at the sole expense of the party commencing such proceedings, and in case, as a result of such proceedings, or otherwise, any such taxes or assessments shall be reduced, canceled, set aside or to any extent discharged, Tenant's final liability hereunder shall be based on the amount that shall be finally assessed or imposed or be adjudicated to be due and payable on any such disputed or contested items.
If one of the parties commences such a proceeding, it agrees to so notify the other party, and the other party agrees to cooperate with the first party, providing that the first party shall pay all expenses of such proceeding including the legal fees reasonably incurred by the other. Tenant shall not be required to pay, discharge or remove any such taxes so long as either party shall, in good faith, contest the same or the validity thereof, by appropriate proceedings; provided, however, that if at any time payment of the whole or any part of any unpaid taxes should become necessary to avoid the imposition of any penalty or to prevent the filing of a tax lien on the Demised Premises, or to prevent interference with Landlord's or Tenant's interest in the Demised Premises, Tenant shall cause the amount of such taxes to be paid to the taxing authority in sufficient time to prevent filing of such a tax lien or to prevent such interference. In such event, any interest which has accrued with respect to such taxes shall be paid by the party commencing such proceedings.

     (c) Tenant shall pay all personal property taxes assessed against it or in connection with its use of the Demised Premises on its personal property located at or used in connection with the Leased Premises.

     4.   REPAIR AND MAINTENANCE.

     Tenant shall keep and maintain the Demised Premises in accordance with the terms of the Reciprocal Easements.

     5.   ALTERATIONS.

     (a) Tenant shall have the right, at its expense, from time to time, to make such alterations and changes in the Buildings and the Land as it shall deem expedient or necessary for its purposes, including, without limitation, the unconditional right to demolish any existing or future buildings and/or to construct new buildings, provided, however, that such alterations and changes shall be in conformity with the Reciprocal Easements.

     (b) Except in connection with the termination of this Lease as a result of the exercise of Tenant's Purchase Option as set forth in Section 21 of this Lease, unless otherwise agreed by the parties, any improvements or fixtures which may be made or installed by either Landlord or Tenant upon the Demised Premises and which Tenant may elect to leave on the Demised Premises at the expiration or termination of this Lease shall be surrendered with the Demised Premises as a part thereof; provided, however, that Tenant's equipment, trade fixtures, inventory, furniture and other personal property may be removed by Tenant from the Demised Premises at any time during the term of this Lease or prior to the expiration or termination of this Lease, provided that Tenant is not then in default.

     6.   USE OF THE DEMISED PREMISES AND THE BUILDING.

     (a) Any other provision of this Lease to the contrary notwithstanding, Tenant shall have the right to use the Demised Premises for the operation of Tenant's Pressure Sensitive Business, being the business operations at the Westbrook Facility acquired by Tenant from Landlord as of the Effective Date of this Lease pursuant to that certain Asset Purchase Agreement between Landlord and Tenant dated as of November 18, 1997 (the "Pressure Sensitive Business"), or for any other industrial use, and for no other use or purpose.

     (b) Tenant shall be responsible for the proper handling, accumulation, storage (for less than 180 days), disposal, monitoring, inspection, and closure (as well as response activities in the event of a release) required in connection with any hazardous wastes (as defined in Maine Hazardous Waste Rules, DEP Regs. Ch. 850 ET SEQ. and the Resource Conservation and Recovery
Act), stored (for less than 180 days) or generated by Tenant in connection with its operations at the Demised Premises or otherwise in connection with the Pressure Sensitive Business. Landlord shall be responsible for the proper handling, storage, disposal, monitoring, closure and response activities required in connection with any such hazardous wastes used, stored or generated by Landlord in connection with its operations at the Westbrook Facility. Each party hereby grants to the other party such right of access to and use of such portions of the Demised Premises and adjacent property, or other property leased, owned or controlled by such party (including pipes, conduits, transportation and movement areas, equipment and conveyancing systems), to the extent necessary for or required by law for the above purposes.

     (c) Tenant shall have the right to place on or in the Demised Premises such signs as Tenant deems necessary and proper in the conduct of its business, provided that all such signs shall conform to all laws, ordinances and regulations.

     (d) Except as otherwise provided in the Site Agreement with respect to the obligations of Landlord thereunder, Tenant, at its own expense, shall during the Term of this Lease promptly comply with all laws, ordinances and lawful orders and regulations affecting the Demised Premises and the cleanliness, safety, accessibility, occupation, emergency response and use of the same, including, without limitation, any federal, state or local statutes, laws, regulations, rules and ordinances relating to protection of health, safety or the environment, and to accessibility by persons with disabilities; provided, however that Tenant may refrain from complying with any such law, ordinance, rule or regulation so long as the validity thereof shall be contested by Tenant in good faith by appropriate proceedings and so long as Landlord shall not incur any fine, penalty or other liability in connection therewith.

     (e) In addition to and not in limitation of the other provisions of this Lease, Tenant covenants that it will not introduce on, in or under the Demised Premises, Tenant's Easements or the Westbrook Facility any Hazardous Materials, as hereafter described, except such Hazardous Materials as are used or generated in the ordinary conduct of Tenant's business in compliance with all applicable Environmental Laws as hereafter described, and that Tenant will not violate any Environmental Laws in connection with Tenant's use, maintenance or operation of the Demised Premises, and Tenant shall, and hereby does defend, save, and hold harmless Landlord, its employees, agents, officers, trustees, and directors, shareholders, partners, successors and assigns (the "Indemnified Landlord Parties") from and against, and shall promptly pay to or reimburse the Indemnified Landlord Parties for, all claims, demands, actions, losses, penalties, costs, expenses and damages, including all reasonable attorneys fees and court costs, investigation and laboratory fees, corrective action, clean-up and removal costs incurred by or asserted against the Indemnified Landlord Parties by reason of the inaccuracy or breach of the covenant contained in this subparagraph, or as a result of a release or presence of Hazardous Materials on or affecting the Demised Premises as a result of the acts or negligence of Tenant or any party acting on Tenant's behalf. Upon termination of this Lease, Tenant covenants and agrees to remove any and all Hazardous Materials in, on, under or to the Demised Premises, to the extent that said Hazardous Materials were placed or released in, on or under the Demised Premises by Tenant's operations, acts or negligence, and to dispose of all such materials as required by all applicable laws, and to undertake such closure of any hazardous waste activity or facility of Tenant at the Demised Premises to the extent required by law, at its sole expense, and for the purpose of conducting such activities Landlord hereby grants to Tenant the right of access to the Demised Premises, the Building, and Landlord's adjacent properties for such period and for such purposes as may be required for Tenant to complete such activities. Unless otherwise agreed by Landlord and Tenant, and in addition to any other restoration or surrender obligations set forth elsewhere in this Lease, Tenant further agrees that upon termination of this Lease other than in connection with exercise of the Purchase Option, as hereinafter defined, Tenant shall remove from the Demised Premises any equipment or other property of Tenant that contains Hazardous Materials introduced by Tenant. Tenant acknowledges and agrees that the expiration or sooner termination of this Lease shall not relieve or release Tenant of any legal liability and responsibility whether by way of damages, penalties, or remedial actions resulting from unlawful discharges of Hazardous Materials by Tenant or any party acting on Tenant's behalf.

     As used herein, "Hazardous Materials" shall mean any flammable explosives, ultrahazardous materials, biomedical waste, radioactive materials, hazardous materials, hazardous or special waste, petroleum or petroleum products, hazardous matter, hazardous or toxic substances, hazardous chemicals, or toxic pollutants, pollutants, air contaminant, oil or waste oil as any of those terms are used or defined in common law, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 2802, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C Sections 2601, ET SEQ.), the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f), ET SEQ.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, ET SEQ.), the implementing regulations of the Occupational Health and Safety Act (29 C.F.R. Section 1910.1200(c)), and applicable Maine laws and regulations, including without limitation, the Uncontrolled Hazardous Substances Sites Law (38 M.R.S.A. Sections 1361, ET SEQ.), the Hazardous Waste and Hazardous Matter Control Law and its implementing regulations (38 M.R.S.A. Sections 1317, ET SEQ.; DEP Regs. Chs. 800, 801,850, et seq., and 900), and applicable ordinances of the City of Westbrook, or any similar applicable federal, state or local law, or in the regulations adopted and promulgated pursuant thereto, including all amendments to such laws and regulations and all supplements or successors thereto (such Acts, statutes, laws and regulations together with the Acts, statutes, laws and regulations referred to hereinafter in this subparagraph being sometimes referred to herein as "Environmental Laws"), or any other pollutants, contaminants, substances or materials that may constitute a hazard, peril or threat to the health of persons, animals, plant life or the environment; excepting, however, "Hazardous Materials" shall not for the purposes hereof include any materials or substances in amounts or concentrations insufficient to require any remedial action under any then-applicable Environmental law or order of the federal, state or local governments. The provisions of this Section shall survive the termination or expiration of the term of this Lease, unless the Purchase Option is exercised by Tenant.

     (f) Subject to the provisions and limitations contained in Sections 13.1(b) - (c) of the Asset Purchase Agreement between Landlord and Tenant, dated as of November

18, 1997 (as in effect from time to time, the "Asset Purchase Agreement"), Tenant may perform, at its expense, a Phase II site assessment subsequent to the commencement of this Lease on the Demised Premises, excepting the Tenant Easements. In the event that such report indicates the presence of Hazardous Materials at the Demised Premises in excess of levels permitted by Environmental Law for which Tenant will be making a Claim against Landlord under Section 13 of the Asset Purchase Agreement, Tenant shall promptly deliver a copy of such report to Landlord. Upon receipt of such report, Landlord shall, subject to the provisions and limitations contained in Sections 13.1(b) - (c) of the Asset Purchase Agreement, develop a plan for remediation of such Hazardous Materials (a "Remediation Plan") and submit such Remediation Plan to Tenant within sixty (60) days of the date on which Landlord received the report of the Phase II findings from Tenant, and shall thereafter proceed expeditiously to remediate the Demised Premises in accordance with the terms of the Remediation Plan, to the extent required and in compliance with Environmental Law and subject to the provisions and limitations contained in Sections 13.1(b)-(c) of the Asset Purchase Agreement.

     7.   INDEMNITY AND RELEASE.

     (a) Subject to the provisions of Sections 7(c) through 7(g), Tenant covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Landlord hereunder, to indemnify and hold Landlord and its affiliates harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any of the following ("Tenant Indemnity Matters"):

          (i) any breach by Tenant of any covenant, obligation or undertaking made by Tenant in this Lease;

          (ii) any violation by Tenant or its agents of any Law (including any Environmental Laws) or Applicable License at any future time, to the extent said violation is caused by Tenant or any of its employees or agents at any time prior to termination of this Lease; and

          (iii) any Release or Threatened Release of Hazardous Materials by Tenant or its employees or agents at, on, into or from the Westbrook Facility (including the Demised Premises) occurring on or after the date hereof.

     (b) Subject to the provisions of Sections 7(c) through 7(g), Landlord covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Tenant hereunder, to indemnify and hold Tenant and its affiliates harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel

(collectively, the "Losses"), related to or arising directly or indirectly out of any of the following ("Landlord Indemnity Matters"):

          (i) any breach by Landlord of any covenant, obligation or undertaking made by Landlord in this Lease;

          (ii) any violation by Landlord or its agents of any Law (including any Environmental Laws) or Applicable License at any future time, to the extent said violation is caused by Landlord or any of its employees or agents at any time prior to termination of this Lease; and

          (iii) any Release or Threatened Release of Hazardous Materials by Landlord or its employees or agents at, on, into or from the Westbrook Facility occurring on or after the date hereof.

     (c)  CONTROL AND PARTICIPATION.

          (i) With respect to matters indemnified pursuant to this Section 7 and relating to an Agency Action, the party obligated to provide indemnification hereunder (the "Indemnifying Party") upon accepting its responsibility and liability therefor, shall have full control in dealing and negotiating with the cognizant regulatory authorities in order to settle all matters giving rise to the Loss; provided, however, that (A) the party entitled to indemnification hereunder (the "Indemnified Party") shall have the right to attend, at its own expense, any meetings with the regulatory authorities and to receive, upon request, copies of all correspondence, reports, or other documents submitted or received by or on behalf of the Indemnifying Party, and (B) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) take any measure or step that imposes any unreasonable burden or encumbrance upon the conduct of the Indemnified Party's operations.

          (ii) Where Remedial Action is required pursuant to this Section 7, the Indemnifying Party shall have the opportunity to perform such Remedial Action, and the Indemnified Party agrees that it shall grant or exercise reasonable efforts to cause to be granted to the Indemnifying Party a right of reasonable access to the affected real property and agrees that it will exercise reasonable efforts to obtain a similar right of access to any leased real property from the Indemnified Party's tenants, for the purpose of undertaking such Remedial Action; provided, however, that such Remedial Action shall be conducted in a manner so as to assure no material interference with ongoing operations. In addition, all Remedial Actions conducted by the Indemnifying Party shall be conducted in compliance with all applicable Laws (including Environmental Laws) and in a manner so as not to violate any of the Indemnified Party's licenses and permits.

          (iii) With respect to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party, other than an Agency Action or Remedial Action (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

                (A) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

                (B) the Indemnifying Party establishes to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim.

          The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

          Notwithstanding the foregoing provisions of this Section 7(c): (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent unless as part of such settlement the Indemnified Party is released in writing from all liability with respect to such Third Party Claim and (ii) no Indemnified Party shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent unless as part of such settlement the Indemnifying Party is released in writing from all liability with respect to such Third Party Claim.

     (d) JOINT RESPONSIBILITY. With respect to Tenant's indemnification obligations under Section 7(a) and the Landlord's indemnification obligations under Section 7(b), to the extent that any Losses relate to or arise directly or indirectly out of any matter, event or occurrence that constitutes a Landlord Indemnity Matter and any matter, event or occurrence that constitutes a Tenant Indemnity Matter, such that both Landlord and Tenant could be entitled to indemnification with respect thereto (for example, a release of a Hazardous Material that was caused partially by the actions of a Landlord employee and partially by the actions of a Tenant employee), the respective indemnification obligations of Landlord and Tenant shall be equitably apportioned between them based on the parties' comparative responsibilities.

     (e) INSURANCE PROCEEDS.

         (i) No Indemnified Party shall be obligated to pursue or collect from any insurer prior to making a claim for indemnification pursuant to this
     Section 7 and no Indemnifying Party shall be entitled to postpone performance of any indemnification obligation under this Section 7 while an insurance claim is pending. However, without limiting any of the provisions of Section 7(a) through 7(g), in connection with any matter subject to indemnification under this Section 7, Tenant and Landlord shall cooperate with each other in giving notice of any claim to any insurer (including an insurer of an Indemnified Party) and shall provide reasonable assistance in the collection of any such claim; provided, however, that there is no duty to provide notice, cooperate or assist with respect to an Indemnified Party's insurance policies where the Indemnified Party determines in its sole discretion that such notice, cooperation or assistance could invalidate any portion of the coverage available under such policy or result in the imposition of retroactive premiums or prospective premium increases. In addition, if an Indemnified Party makes such a determination after it has notified its insurer, it shall be entitled to retract such notice.

          (ii) If an Indemnified Party actually receives insurance proceeds, the amount for which such Indemnified Party is entitled to indemnification under this Section 7 shall be reduced by an equal amount. In the event an Indemnified Party receives insurance proceeds after being paid by the Indemnifying Party with respect to an indemnifiable matter under this
     Section 7, the Indemnified Party will remit such proceeds to the Indemnifying Party, up to the amount previously paid by the Indemnifying Party with respect to such matter.

     (f) SCOPE OF THIS SECTION 7. Landlord and Tenant each acknowledge and agree that, except for equitable relief, including specific performance, its and their sole and exclusive remedy with respect to any and all claims relating to or arising out of this Lease shall be subject to this Section 7.

     (g) CONSEQUENTIAL AND OTHER DAMAGES WAIVER.

         (i) Neither Landlord nor Tenant shall be liable, whether in contract, in tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, including but not limited to, loss of profits or revenue or the loss of use thereof, business interruptions and claims of customer.

         (ii) The provisions of this Section 7(g) shall prevail over any inconsistent or conflicting provisions set forth in this Lease.

     8.   INSURANCE.

     (a)  At all times during the Term of this Lease, Tenant shall maintain
(i) commercial general liability insurance (including, without limitation, premises, independent contractors, contractual liability, products complete operation, fire legal liability and a broad form of comprehensive general liability endorsement) with limits of not less than Three Million Dollars ($3,000,000) combined for bodily injury, death and property damage (such amount of insurance to be increased from time to time as is customary for insurance of such type to reasonably reflect inflation and other matters); and (ii) all-risk extended fire and casualty insurance on the Buildings and the Demised Premises, and on Tenant's personal property and equipment at replacement cost value. Spinnaker may elect to satisfy the requirements of this subsection 3.5(a) through the maintenance of a blanket insurance policy including all of the elements described herein.

     (b)  At all times during the Term of this Lease, Landlord shall maintain
(i) commercial general liability insurance (including, without limitation, premises, independent contractors, contractual liability, products complete operation, fire legal liability and a broad form of comprehensive general liability endorsement) with limits of not less than Three Million Dollars ($3,000,000) combined for bodily injury, death and property damage (such amount of insurance to be increased from time to time as is customary for insurance of such type to reasonably reflect inflation and other matters.

     (c) All public liability insurance required by this Lease to be maintained by Landlord or Tenant shall name the other party as an additional insured. All casualty insurance required by this Lease to be maintained by Tenant shall name Landlord as a loss payee, as its interest may appear. Each party shall provide to the other current certificates of such insurance as it is required to maintain. Such certificates shall provide that any change restricting or reducing any such coverage or the cancellation of any policy under which any such certificate is issued shall not be valid except upon twenty (20) days notice in writing to Landlord and Tenant of such change or cancellation. All such policies shall be obtained from responsible insurance companies qualified to do business in the State of Maine and in good standing therein. Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine (even though extra premium may result therefrom), Landlord and Tenant mutually agree, and their insurance policies shall provide, that with respect to any loss which is covered by insurance then being carried by them, respectively, or which would be covered by insurance policies required by this Lease if such policies had no deductible amount, the one carrying or required to carry such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, nor shall the party suffering the loss have any claim against the other party with respect to any such loss not covered by its insurance that would have been covered had insurance policies maintained by the injured party had no deductible amount. This provision is intended to restrict each party (as permitted by law) to recoveryagainst insurance carriers to the extent of such coverage, and waive fully, and for the benefit of each, any rights and/or claims which might give rise to a right of subrogation in any insurance carrier.

     9.   ACCESS TO PREMISES.

     Landlord shall have the right to enter the Demised Premises in accordance with the terms and conditions of the Reciprocal Easements.

     10. FIRE OR OTHER CASUALTY. In the event that at any time during the Term of this Lease the Demised Premises or any portion thereof shall be damaged or destroyed in whole or in part by fire or other cause, then this Lease shall remain in effect without abatement, and Tenant, at its sole cost and expense, shall promptly remove from the Demised Premises any and all debris to the extent necessary to maintain accessibility by Landlord to Landlord's Easements, and shall keep the Demised Premises in a safe condition and in compliance with all applicable laws, but Tenant shall have no obligation to restore or rebuild any improvements (although Tenant may do so at its option).

     11.  EMINENT DOMAIN.

     If, after the execution and prior to the expiration of the Term hereof, all or any portion of the Demised Premises shall be taken under the power of eminent domain, then this Lease shall remain in effect as to the portion of the Demised Premises not so taken. The entire award for any taking shall belong to Tenant, except such amount as may relate to Landlord's Easements, equipment or other personal property of Landlord located on the Demised Premises or any portion of the Westbrook Facility other than the Demised Premises.

     12.  ASSIGNMENT AND SUBLEASING.

     This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Lease nor the rights or obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided that Landlord may assign its rights and obligations (a) in connection with the transfer of all or a portion of the Westbrook Facility, to any person or entity who agrees in writing with the Landlord and the Tenant to assume and perform all of Landlord's obligations under this Lease, or (b) as collateral security for its lenders, and provided further, that Tenant may assign its rights and obligations, including its option rights, hereunder (a) in connection with the sale of all or substantially all of the Tenant's assets, to any person or entity who agrees in writing with the Landlord and the Tenant to assume and perform all of the Tenant's obligations under this Lease, and (b) as collateral security for its lenders.

     13.  DEFAULT.

     (a) Tenant or Landlord shall be in default in the performance of its obligations under this Lease if any one or more of the following events (herein sometimes called "events of default") shall occur:

          (1) if such party fails to make due and punctual payment of any installment of rent when and as the same shall become due and payable, and such failure shall continue for a period of ten (10) days after written notice from the other party specifying the items in due; or

          (2) if either party fails to perform or comply with any of the agreements, terms, covenants or conditions in this Lease provided, other than those referred to in the foregoing subparagraph (1), and such default shall continue for a period of thirty (30) days after written notice from the other party specifying the items in default, or in case of a default or contingency which cannot with due diligence be cured within thirty (30) days, the defaulting party fails to proceed within said thirty (30) day period to commence to cure the same and thereafter to prosecute the curing of such default with due diligence and within a period of time which under all prevailing circumstances shall be reasonable; or

          (3) if either party shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future state or federal bankruptcy or insolvency statute or law, or shall seek or consent to the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of such party or of all or any substantial part of its properties or of such party's interest in the Building; or

          (4) if within sixty (60) days after the commencement of any proceeding against such party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future state or federal bankruptcy act or any other present or future state or federal bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed, or, if, within sixty (60) days after the appointment, without the consent or acquiescence of such party, of any trustee, receiver or liquidator of such party or of all or substantially all of its properties or of such party's interest in the Building, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated

Upon the occurrence of any event of default described in Subsection 13(a)(1) or 13(a)(2), the non-defaulting party shall have the right to institute an arbitration claim against the defaulting party seeking specific performance of its obligations under this Lease and seeking damages for such default, in accordance with the arbitration procedures set forth in Subsection 13(c) hereinbelow; and shall also have the right to exercise the self-help remedies set forth in Subsection 13(b) hereinbelow. Landlord shall not have the right to terminate this Lease or to require that Tenant vacate the Demised Premises under any circumstances, nor shall Tenant have the right to terminate this Lease except on the occurrence of a Substantial Event of Default by Landlord as hereinafter defined. A Substantial Event of Default shall be deemed to exist if Landlord fails to perform or comply with any covenant, agreement, or obligation of Landlord under this Lease and such failure causes substantial danger to the life or health of persons in or around the Building or to the Building or the property located therein, or otherwise causes the non-defaulting party to be unable to safely continue its business operation in the Building in compliance with law and either (i) such failure continues for more than sixty (60) consecutive days, or (ii) such failure occurs and is not cured in accordance with Subsection 13(a)(2) hereinabove, more than three (3) times during the Term of this Lease.

     (b) Upon the occurrence of any event of default described in Subsection 13(a)(2) hereinabove, the non-defaulting party may (in addition to any other remedy provided in this Lease) at any time thereafter (after applicable cure periods) cure such default for the account of the defaulting party and the defaulting party shall reimburse the other party for any amount paid and any expense or contractual liability so incurred, and provided that any amounts due from Tenant shall be deemed additional rent due and payable with the next installment of monthly rent and any amount due from Landlord may be deducted by Tenant from any rent due hereunder; provided however, that either may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to the other party, if it is necessary to protect the Demised Premises or the Building or to prevent injury or damages to persons or Property.

     (c) Any controversy or claim arising out of or relating to this Lease or the breach thereof shall be settled by binding, private and confidential arbitration.

Arbitration may be initiated by either Landlord or Tenant and, unless otherwise agreed in writing by Landlord and Tenant, shall be administered by the American Arbitration Association, or its successor, under its Commercial Arbitration Rules, and judgment on the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. If the American Arbitration Association has ceased to exist or to perform private commercial arbitration, then the arbitration shall be administered by its designated successor or by a similar nationally recognized commercial arbitration organization under its applicable rules for commercial arbitration as designated by the party initiating the arbitration, and in the event of any dispute between the parties as to the designation of the entity to administer the arbitration, either party may apply to the Superior Court of Cumberland County for the designation of the administrator and the applicable rules for conduct of the arbitration

     (d) EACH OF LANDLORD AND TENANT TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO INCIDENTAL, CONSEQUENTIAL OR SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) DAMAGES BASED UPON, OR ARISING OUT OF, THIS LEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     (e) Landlord agrees, in the event of its bankruptcy, to (i) promptly file a motion with the Bankruptcy Court seeking to assume the Lease under
Section 365 of the Bankruptcy Code, and (ii) consent to termination of the automatic stay under Section 362 of the Bankruptcy Code, upon Tenant's motion, to allow Tenant to avail itself of its rights under the Lease, including, without limitation, its right to exercise its Purchase Option and/or Additional Land Option as hereinafter described.

     14.  COVENANT OF QUIET ENJOYMENT.

     Upon the payment of the Base Rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, Tenant may lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the Term without hindrance or ejection by any persons lawfully claiming under Landlord, subject to the terms and conditions of this Lease, and Landlord hereby covenants and agrees to defend Tenant's rights hereunder against the claims of any persons claiming under or through Landlord, subject to the Permitted Title Exceptions as hereinafter defined. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's interest hereunder.

     15.  ESTOPPEL CERTIFICATE.

     At any time, and from time to time, upon the written request of Landlord or Tenant, or any mortgagee, the other party within ten (10) days of the date of such written request agrees to execute and deliver to the requesting party and/or such mortgagee, and in a form reasonably satisfactory to the requesting party and/or such mortgagee, a written statement: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the term of this Lease;
(iii) certifying, to the best of its knowledge, that Tenant is in occupancy and has accepted possession of the Demised Premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (iv) certifying, to the best of its knowledge, that all conditions and agreements under this Lease to be satisfied or performed by each party have been satisfied and performed except as shall be stated; (v) certifying, to the best of its knowledge, that the other party is not in default under this Lease and there are no defenses or offsets against the enforcement of this Lease by either party, or stating the defaults and/or defenses claimed; (vi) reciting the amount of advance Base Rent, if any, paid by Tenant and the date to which such Base Rent has been paid; (vii) reciting the amount of security deposited with Landlord, if any; and (viii) any other information which the requesting party or the mortgagee may reasonably require.

     16.   MECHANIC'S LIENS.

     Tenant shall not permit any mechanic's lien, materialmen's lien, or other lien to be placed or to remain against the Demised Premises and/or Tenant's interest therein, to the extent that any such lien encumbers any interest in the Westbrook Facility other than the Demised Premises and/or Tenant's interest therein, which lien may arise out of any payment due for or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon or about the Demised Premises at the direction or request of Tenant or with its consent or approval. If any such lien does arise, Tenant agrees to discharge such lien promptly, either by payment or by filing of the necessary bond, or otherwise; provided, however, that during the Term of this Lease, Tenant may elect to refrain from discharging such lien provided that Tenant shall be contesting such lien in good faith, and provided further that Tenant promptly shall discharge such lien if required in connection with any financing by Landlord, or sale of Landlord's property or otherwise required by any third party dealing with Landlord. Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, cost or expense, including attorneys fees, as a result of Tenant's failure to promptly discharge any such lien.

     17.  NOTICES.

     (a) All notices, demands or other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally or if mailed by certified United States mail, return receipt requested, postage prepaid, or if sent by overnight courier or sent by written telecommunication, as follows:

     If to Tenant:

               Spinnaker Industries, Inc.
               600 N. Pearl Street, Suite 2160
               Dallas, Texas  75201
               Attention:  President
               Telecopier: 214/855-0093

     with copies sent contemporaneously to :

               Timothy R. Vaughan, Esq.
               Crouch & Hallett, LLP
               717 North Harwood, Suite 1400
               Dallas, Texas  75201
               Telecopier: 214/922-4193

               Spinnaker Coating - Maine, Inc.
               225 Warren Avenue
               Westbrook, Maine  04092
               Attention:  Vice President - Operations
               Telecopier: 207/856-4742

               Spinnaker Coating, Inc.
               518 W. Water Street
               Troy, Ohio 45373-0370
               Attention:  K.C. Caldabaugh
               Telecopier: 937/335-2843

     If to the Landlord:

               S. D. Warren Company
               225 Franklin Street
               Boston, MA  02110
               Attention:  General Counsel
               Telecopier: 617/368-6580

     with copies sent contemporaneously to:

               S. D. Warren Company
               89 Cumberland Street
               P. O. Box 5000
               Westbrook, Maine  04098
               Attention:  Plant Manager
               Telecopier: 207/856-1346

Either party shall have the right to designate in writing served as above a different address to which any notice or communication should be delivered to it.

     18.  HOLDOVER.

     If Tenant or any party claiming through or under Tenant shall remain or continue to be in possession of the Demised Premises or any part thereof after the termination of this Lease other than pursuant to Tenant's exercise of the Purchase Option, then, at Landlord's option, Tenant or such party or both shall be deemed to be illegally retaining possession, or Tenant or such party or both shall be deemed to be a month to month tenant of the Demised Premises on all the terms and conditions of this Lease except that the monthly rent payable hereunder shall be twice the amount of thethen fair market rental value of the Demised Premises as determined by independent appraisal. Nothing herein shall be construed to limit Landlord's rights to obtain possession of the Demised Premises upon termination of this Lease by unlawful detainer proceedings or otherwise in the event that Landlord does not exercise its option to treat the continued possession by Tenant or any party claiming through or under Tenant as a month to month tenancy.

     19.  ENFORCEABILITY OF LEASE.

     This Lease may be modified or altered only by agreement in writing between Landlord and Tenant. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the successors and assigns of the said parties; and if there shall be more than one party constituting Tenant or Landlord, they shall all be bound jointly and severally by the terms, covenants and agreements herein. If, however, approval of Landlord is required by the express terms of this Lease for any assignee of Tenant, then in that event alone no rights shall inure to the benefit of such assignee of Tenant unless the assignment to such party has been approved by Landlord. Any and all prior discussions, undertakings, agreements and understandings of the parties are superseded by this Lease, which alone fully and completely express their entire agreement. There are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between the parties hereto, except as set forth herein.

     20.  DEFINITION OF LANDLORD.

     The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Demised Premises, or any Portion of the Demised Premises. If the interest of the Landlord named herein in the Demised Premises, or any Portion of the Demised Premises, is transferred, whether by sale, foreclosure, or otherwise, the named Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder arising after the date of such transfer with respect to the property transferred, provided that such transferee shall covenant and agree in writing for the benefit of Tenant that such transferee has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder with respect to such property.

     21.  TENANT'S OPTION TO PURCHASE.

     In consideration of the terms and conditions of this Lease, the Site Agreement, and Tenant's purchase of the Pressure Sensitive Business from Landlord, Landlord hereby grants to Tenant the right and option to purchase the Demised Premises and the Additional Land, as hereinafter defined, at any time during the term of this Lease for a purchase price of One Dollar ($1.00) (the "Purchase Option"). Any such purchase of the Demised Premises and the Additional Land by Tenant shall be in "as is" condition, without any warranty, representation or covenant of any kind by Landlord other than those set forth in the Asset Purchase Agreement (which are incorporated herein by reference); provided, however that Landlord shall convey the Demised Premises and the Additional Land to Tenant by quitclaim deed with covenant, subject to the Reciprocal Easements, the exceptions to title set forth on EXHIBIT C attached hereto and made a part hereof (the "Permitted Exceptions to Title"), and subject to such other exceptions to title placed against the Demised Premises by Tenant or as a result of Tenant's use or occupancy of the Demised Premises, or as may be approved by Tenant. At the time of closing, the Reciprocal Easements, to be recorded on the date of this Lease, shall become perpetual in duration, as provided therein, without the need for any further instrument or agreement. Tenant shall exercise the Purchase Option by notice to Landlord given in writing at any time during the Term of this Lease, and the closing on the sale of the Demised Premises and the Additional Land shall take place on a date agreed by Landlord and Tenant, but not later than 60 days after the date of such notice of exercise, unless such date is extended by agreement of Landlord and Tenant. Provided Tenant has not exercised the Additional Land Option, as hereinafter defined, Tenant may elect in its sole discretion to exercise the Purchase Option with respect to only the Demised Premises, without the Additional Land. This Lease shall terminate as of the date of the sale. Landlord shall not grant any mortgage or other encumbrance or permit any lien against the Demised Premises and/or the Additional Land, and/or Landlord's interest therein, arising through or under Landlord (but not arising through or under Tenant) during the Term of this Lease. Any such mortgage, lien or encumbrance created in violation of this provision shall automatically be deemed to be subordinate to this Lease, the Purchase Option, and the Additional Land Option as hereinafter defined. Landlord further agrees in connection with any such sale of the Demised Premises and Additional Land to remove any mortgage, lien or other encumbrance on the Demised Premises or the Additional Land arising through or under Landlord (but not arising through or under Tenant), but Landlord shall have no obligation to cure any of the Permitted Exceptions to Title. Landlord agrees to cooperate in good faith with Tenant should Tenant elect to cure any Permitted Exception to Title with respect to the Demised Premises or the Additional Land in connection with the exercise of the Purchase Option by Tenant.

     22.  TENANT'S OPTION FOR ADDITIONS TO DEMISED LAND.

      Tenant shall have the right at its option at any time during the term of this Lease to add to the Demised Premises the additional land containing approximately 46,480 square feet located adjacent to the Land shown and labeled on the Site Plan as"Proposed Future Expansion Lease Area", and as more particularly described on EXHIBIT D attached hereto (the "Additional Land") in the event that Tenant determines, in its discretion, to use the Additional Land for any use permitted hereunder, or other activities related thereto, or if otherwise necessary to bring the Demised Premises and/or Tenant's use thereof into compliance with applicable laws, ordinances and regulations (the "Additional Land Option"). Tenant shall exercise the Additional Land Option by notice to Landlord advising Landlord that Tenant desires to add the Additional Land to the Demised Premises and describing the expansion of Tenant's business or other activities or circumstances requiring the Additional Land. In the event that Tenant elects to exercise the Additional Land Option, Landlord and Tenant shall enter into an amendment to this Lease adding the Additional Land as part of the Demised Premises, subject to the Reciprocal Easements, and providing that the Additional Land shall be subject to all of the terms and conditions of this Lease as applicable to the Land, and shall otherwise be deemed to be a part of the Land for all purposes. No additional Base Rent shall be payable by Tenant with respect to the Additional Land.

     23.  MISCELLANEOUS PROVISIONS.

     (a) WAIVER. Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of either party to or of any action by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar acts. No payment by either party, or acceptance by either party, of a lesser amount than shall be due from under this Lease shall be treated otherwise than as a payment on account. The acceptance by either of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and the recipient may accept such check without prejudice to any other rights or remedies which the recipient may have against the other party.

     (b) INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (c) GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Maine.

     (d) RECORDING. The parties agree not to record this Lease, but each party hereto agrees to execute a short form memorandum of this Lease in recordable form in compliance with the requirements of 33 M.R.S.A. Section 201, as amended, and satisfactory to Landlord and Tenant, which memorandum of lease may be recorded by either party, and also to record the Reciprocal Easements executed this date. The memorandum shall set forth in sufficient detail so as to provide record notice thereof both the Purchase Option and the Additional Land Option, but in no event shall such memorandum set forth the rental or other charges payable by Tenant under this Lease. The memorandum shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions hereof. Upon termination of this lease Landlord and Tenant agree to record a memorandum stating that this lease has been terminated.

     (e) SECTION HEADINGS. The section headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

     (f) INTERPRETATION. Whenever in this Lease provision is made for the doing of any act by any party, it is understood and agreed that said act shall be done by such party at its own cost and expense.

     (g) CONTROLLING DOCUMENTS. In the event of any inconsistencies between the provisions of this Lease and the provisions of the Site Agreement between the parties of even date herewith, the provisions of the Site Agreement shall be controlling during the term of the Site Agreement. In the event of any inconsistencies between the provisions of this Lease and the provisions of the Asset Purchase Agreement between the parties dated November 18, 1997 (the "Asset Purchase Agreement") with respect to the terms and provisions of this Lease, the provisions of this Lease shall be controlling, except for matters set forth in Article 13 of the Asset Purchase Agreement. This Lease, the Site Agreement, the Asset Purchase Agreement, the Lease Agreement between the parties executed as of the date of this Lease governing Tenant's lease of certain building space from Landlord (the "Space Lease"), and the Declaration of Reciprocal Easements, Restrictions and Covenants executed this date by Landlord and Tenant, including all exhibits, schedules and attachments thereto, contain the entire understanding of the parties with respect to the subject matter thereof, supersede all prior agreements and understandings relating to the subject matter thereof and shall not be amended except by a written instrument hereafter signed by each of the parties thereto.

     (h) CONSTRUCTION. The language used in this Lease will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (i) CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Site Agreement.

     (j) COUNTERPARTS. This Lease may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall constitute but one and the same instrument.

[the next page is the signature page]

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date set forth in the introductory paragraph of this Lease.

                                       LANDLORD:

                                       S.D. WARREN COMPANY


                                       By: /s/ Trevor L. Larkan
                                          --------------------------------

                                       Its: Vice President and Chief
                                            Financial Officer
                                           -------------------------------

                                       Printed Name: Trevor L. Larkan
                                                    ----------------------


                                       TENANT:

                                       SPINNAKER COATING - MAINE, INC.


                                       By: /s/ Mark R. Matteson
                                          --------------------------------

                                       Its: Vice President, Corporate
                                            Development
                                           -------------------------------

                                       Printed Name: Mark R. Matteson
                                                    ----------------------

                                   EXHIBIT A

                              TO LEASE AGREEMENT


                  SITE PLAN OF LANDLORD'S WESTBROOK FACILITY

                                   EXHIBIT B

                              TO LEASE AGREEMENT


                  SURVEYOR'S LEGAL DESCRIPTION OF THE LAND

                                   EXHIBIT C

                              TO LEASE AGREEMENT


                         PERMITTED EXCEPTIONS TO TITLE


     1. Water and Sewer Pipeline Easement granted by Scott Paper Company to Portland Water District, dated February 5, 1976 and recorded in the Cumberland County Registry of Deeds in Book 3808, Page 30.

     2. Rights, easements and conditions granted by Scott Paper Company to Portland Water District, dated March 23, 1976 and recorded in the Cumberland County Registry of Deeds in Book 3823, Page 26.

     3. Rights and easements granted by Scott Paper Company to Central Maine Power Company and New England Telephone and Telegraph Company, consisting of a line of two poles, dated March 29, 1978 and recorded in the Cumberland County Registry of Deeds in Book 4205, Page 247.

     4. Rights of others in and to the use of easements appurtenant to the Demised Premises and terms and conditions relative to the use thereof.

     5. All matters and notes as shown or referred to on a plan entitled "Buildings and Grounds, Civil Site Plan, Spinnaker Lot" for S. D. Warren Company by Sebago Technics, Inc., Westbrook Maine, dated February 12, 1998, last revised March 3, 1998, S.D. Warren Drawing No. CD-62792, referred to in the foregoing Lease Agreement as the "Site Plan," including but not limited to title in and to land referenced in Notes 7 & 8, but excepting the last sentence of Note 5.

     6. Terms and conditions of the Declaration of Reciprocal Easement, Restrictions and Covenants by and between S.D. Warren Company and Spinnaker Industries, Inc. referred to in the foregoing Lease Agreement as the "Reciprocal Easements."

     7. All matters and notes as shown or referred to on a plan entitled "Buildings and Grounds, Civil Site Plan Spinnaker Lot/Easements," S. D. Warren Drawing No. CD-62873, prepared by Daniel R. Laflin, P.E. of Sebago Technics, dated February 12, 1998, last revised March 3, 1998, referred to in the aforesaid Reciprocal Easements as the "Easement Plan," excepting the last sentence of Note 5.

     8.   All matters and notes as shown or referred to on a plan entitled

"ALTA/ACSM Land Title Survey (Urban Class) of Spinnaker Lot, Warren Ave., Westbrook, Maine," prepared for Spinnaker Industries, Inc. by Daniel R. Laflin, P.E. of Sebago Technics, dated February 20, 1998, last revised March 2, 1998.

     9. Rights and easements granted to Central Maine Power Company and New England Telephone and Telegraph Company as set forth in an instrument from S.D. Warren Company, dated July 19, 1996 and recorded in the Cumberland County Registry of Deeds in Book 12712, Page 289.

     10. Such state of facts as would be disclosed by an accurate survey of the easements appurtenant to the premises.

                                  EXHIBIT D

                             TO LEASE AGREEMENT


              SURVEYOR'S LEGAL DESCRIPTION OF THE ADDITIONAL LAND